                                 EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the registration statements of Lifeline Systems, Inc. on Form S-8 (File Nos. 33-40684, 33-58632, 33-79294, 33-59499, 333-03949, 333-03953, and 333-03951) of Lifeline Systems,
Inc. of our report dated February 8, 1999, on our audits of the consolidated financial statements and financial statement schedule of Lifeline Systems, Inc. as of December 31, 1998 and 1997 and for each of the three years in the period ended December 31, 1998, which report is included in this Annual Report on Form 10-K.



                                                  /s/ PricewaterhouseCoopers LLP
                                                  ------------------------------
                                                      PricewaterhouseCoopers LLP

Boston, Massachusetts
March 16, 1999